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Exhibit 10.47

Omitted Indemnification Agreements

1.
Dana Anderson

2.
Rick Bayer

3.
David Contis

4.
Arthur Coppola

5.
Edward Coppola

6.
Jim Cownie

7.
Fred Hubbell

8.
Diana Laing

9.
Stan Moore

10.
Tom O'Hern

11.
Dr. William Sexton

12.
Larry Sidwell

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Omitted Indemnification Agreements